Exhibit 99.1

Triple-S Management Corporation

1441 F.D. Roosevelt Ave.

San Juan, PR 00920

www.triplesmanagement.com

FOR FURTHER INFORMATION:

AT THE COMPANY:	INVESTOR RELATIONS:
Alan Cohen	Kathy Waller
Chief Marketing & Communications Officer	AllWays Communicate, LLC
(787) 706-2570	(312) 543-6708

Triple-S Management Corporation Reports First Quarter 2012 Results

SAN JUAN, Puerto Rico, May 2, 2012 – Triple-S Management Corporation (NYSE:GTS), one of the leading managed care companies in Puerto Rico, today announced consolidated revenues of $589.8 million and operating income of $8.9 million for the three months ended March 31, 2012. Net income was $7.5 million, or $0.26 per diluted share.

First-Quarter Consolidated Highlights

•	Total consolidated operating revenues were $587.0 million;

•	Operating income was $8.9 million;

•	Consolidated loss ratio was 86.9%;

•	Medical loss ratio (MLR) was 90.5%;

•	Managed Care member month enrollment increased 107.1%;

•	Medicare member month enrollment increased 30.1%.

Ramón M. Ruiz-Comas, President and Chief Executive Officer of Triple-S Management Corporation, commented on the period’s results, “Although revenues and membership exceeded our internal forecast and the Commercial MLR, Medicaid ASO contract, and operating expenses met our expectations, we experienced disappointing results in our American Health business.”

Mr. Ruiz-Comas continued, “Specifically, our Medicare Advantage medical loss ratio was adversely impacted by lower-than-expected premiums and increased utilization, mostly in pharmacy, at American Health. Additionally, our Property and Casualty Insurance segment incurred unusually high claims, resulting from several large auto liability incidents.”

“Although the first quarter is our seasonally weakest, the negative impact of American Health’s performance in the quarter and our current expectation of continuing weakness in that division have resulted in our decision to lower our 2012 guidance. We plan to re-negotiate contracts with American Health’s PBM and other providers. In addition, we have created a cross divisional task force within our Managed Care segment to re-evaluate and analyze our product designs at American Health for the 2013 bidding process. We are optimistic that our other businesses will remain on track. Furthermore, we will continue to pursue a variety of initiatives aimed at managing both medical and operating costs,” concluded Mr. Ruiz-Comas.

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Selected Quarterly Details

•

Pro Forma Net Income was $6.1 million, or $0.21 Per Diluted Share. Weighted average shares outstanding were 28.5 million. This compares with pro forma net income of $12.9 million, or $0.44 per diluted share, in the corresponding quarter of 2011, based on weighted average shares outstanding of 29.0 million.

•	Consolidated Premiums Increased 12.8%, to $547.3 Million. The increase was principally due to the higher member month enrollment in the Medicare and Commercial businesses in our Managed Care segment.

•	Consolidated Administrative Service Fees Rose 316.7%, to $27.5 Million. The significant increase in service fees was driven by the addition of the miSalud business, effective November 1, 2011.

•

Managed Care Membership. Our Managed Care membership grew by 106.9% year over year, reflecting the addition of the miSalud business, in which self-insured membership was 876,230 at the end of the quarter. Medicare membership increased 15.6%, to 120,007. Fully insured Commercial membership was 488,632, down 2.1% from the same period last year.

•	Managed Care MLR Increased 320 Basis Points, to 90.5%. The increased MLR results from higher-than-expected utilization and cost trends in the Medicare business, primarily at American Health.

•

Consolidated Loss Ratio Increased 390 Basis Points, to 86.9%. The higher consolidated loss ratio mainly results from the 320-basis-point increase in the Managed Care MLR. The loss ratio of the Property and Casualty and Life Insurance segments also experienced year-over-year increases.

•

Consolidated Operating Expense Ratio Rose 100 Basis Points, to 17.8%. The higher consolidated operating expense ratio reflects the increased self-insured contracts associated with our participation in the miSalud business.

•

Consolidated Operating Income Decreased 51.6%, to $8.9 Million. The decline mostly reflects the increased MLR in the Medicare business and unusually high claims resulting from several auto liability incidents in the Property and Casualty Insurance segment.

•

Consolidated Operating Income Margin Was 1.5%. The consolidated operating margin declined by 220 basis points year-over-year, primarily due to lower profitability in our Managed Care and Property and Casualty Insurance segments.

•

Consolidated Effective Tax Rate Was 17.6%. The consolidated income tax expense decreased by $8.0 million, or 83.3%, mostly because the 2011 tax expense included a one-time, $6.4 million charge, resulting from a reduction of the net deferred tax assets following the enactment of the new Puerto Rico tax reform. Effective January 2011, this legislation reduced the maximum corporate income tax rate from 39% to approximately 30%. Also contributing to the lower effective tax rate in the first quarter of 2012 is a reduction in the Managed Care segment’s taxable income, which operates at a higher effective rate.

•	Parent Company Information. As of March 31, 2012, Triple-S Management had $48.5 million in parent company cash, cash equivalents, and investments.

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	Pro Forma Net Income
(Unaudited)	Three months ended March 31,
(dollar amounts in millions)	2012	2011
Net income	$7.5	$10.4
Less pro forma adjustments:
Net realized investment gains, net of tax	1.4	5.0
Net unrealized trading investments, net of tax	—	(1.0)
Derivative loss, net of tax	—	(0.1)
Charge related to change in enacted tax rate	—	(6.4)

Pro forma net income	$6.1	$12.9

Diluted pro forma net income per share	$0.21	$0.44

Segment Performance

Triple-S Management operates in three segments: 1) Managed Care, 2) Life Insurance, and 3) Property and Casualty Insurance. Management evaluates performance based primarily on the operating revenues and operating income of each segment. Operating revenues include premiums earned, net administrative service fees and net investment income. Operating costs include claims incurred and operating expenses. The Company calculates operating income or loss as operating revenues minus operating expenses. Operating margin is defined as operating income or loss divided by operating revenues.

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(Unaudited)	Three months ended March 31,
(dollar amounts in millions)	2012	2011	Percentage Change
Premiums earned, net:
Managed Care:
Commercial	$241.6	$236.4	2.2%
Medicare	254.2	194.1	31.0%
Medicaid	—	2.8	(100.0%)

Total Managed Care	495.8	433.3	14.4%
Life Insurance	30.0	27.0	11.1%
Property and Casualty	22.2	25.7	(13.6%)
Other	(0.7)	(0.7)	0.0%

Consolidated premiums earned, net	$547.3	$485.3	12.8%

Operating revenues:
Managed Care	$528.4	$445.1	18.7%
Life Insurance	34.9	31.4	11.1%
Property and Casualty	24.4	27.9	(12.5%)
Other	(0.7)	(0.7)	0.0%

Consolidated operating revenues	$587.0	$503.7	16.5%

Operating income:
Managed Care	$7.4	$12.4	(40.3%)
Life Insurance	4.4	4.2	4.8%
Property and Casualty	(1.4)	1.0	(240.0%)
Other	(1.5)	0.8	(287.5%)

Consolidated operating income	$8.9	$18.4	(51.6%)

Operating margin:
Managed Care	1.4%	2.8%	-140	bp
Life Insurance	12.6%	13.4%	-80	bp
Property and Casualty	(5.7%)	3.6%	-930	bp
Consolidated	1.5%	3.7%	-220	bp

Depreciation and amortization expense	$5.9	$5.2	13.5%

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Managed Care Additional Data

	Three months ended March 31,
(Unaudited)	2012	2011
Member months enrollment:
Commercial:
Fully-insured	1,467,148	1,463,381
Self-insured	659,500	724,159

Total Commercial	2,126,648	2,187,540

Medicare:
Medicare Advantage	329,944	246,468
Stand-alone PDP	25,271	26,567

Total Medicare	355,215	273,035

Medicaid:
Fully-insured	—	—
Self-insured	2,612,958	—

Total Medicaid	2,612,958	—

Total member months	5,094,821	2,460,575

Claim liabilities (in millions)	$275.2	$262.2
Days claim payable	55.8	58.2

Premium PMPM:
Managed Care	$272.08	$249.53
Commercial	164.90	161.56
Medicare	715.66	710.97

Medical loss ratio	90.5%	87.3%
Commercial	89.5%	90.6%
Medicare Advantage	91.0%	86.8%
Stand-alone PDP	92.5%	86.8%

Adjusted medical loss ratio	89.8%	87.3%
Commercial	87.1%	86.5%
Medicare Advantage	92.5%	88.3%
Stand-alone PDP	90.3%	89.9%

Operating expense ratio:
Consolidated	17.8%	16.8%
Managed Care	13.8%	12.3%

*	Information provided as of December 31, 2011.

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Managed Care Membership by Segment

	As of March 31,
	2012	2011
Members:
Commercial:
Fully-insured	488,632	498,909
Self-insured	219,136	221,073
Total Commercial	707,768	719,982

Medicare:
Medicare Advantage	111,531	94,884
Stand-alone PDP	8,476	8,910

Total Medicare	120,007	103,794
Medicaid – Self-insured	876,230	—

Total members	1,704,005	823,776

2012 Guidance

Mr. Ruiz-Comas stated, “Due to the lackluster performance in the quarter and challenges we face with American Health, including our revised projections for this subsidiary for the remainder of the year, we are changing our full-year guidance. We are increasing our MLR and Consolidated Loss Ratio to 88.8% – 89.8% and 85.0% - 86.0%, respectively, and reducing our earnings per share to $1.80 to $1.85.”

2012 Range
Medical enrollment fully-insured (member months)	7.2 - 7.4 million
Medical enrollment self-insured (member months)	12.7 - 13.0 million
Consolidated operating revenues (in billions)	$2.3 - $2.4
Consolidated loss ratio	85.0% - 86.0%
Medical loss ratio	88.8% - 89.8%
Consolidated operating expense ratio	17.2% - 18.2%
Consolidated operating income (in millions)	$67.0 - $77.0
Consolidated effective tax rate	25% - 26%
Pro forma earnings per share	$1.80 - $1.85
Weighted average of diluted shares outstanding (in millions)	28.5

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Conference Call and Webcast

Management will host a conference call and webcast on May 2, 2012 at 10:00 a.m., Eastern Time to discuss its financial results for the three months ended March 31, 2012. To participate, callers within the U.S. and Canada should dial 1-877-941-0844, and international callers should dial 1-480-629-9835 about five minutes before the presentation.

To listen to the webcast, participants should visit the “Investor Relations” section of the Company’s Web site at www.triplesmanagement.com several minutes before the event is broadcast and follow the instructions provided to ensure they have the necessary audio application downloaded and installed. This program is provided at no charge to the user. An archived version of the call, also located on the “Investor Relations” section of Triple-S Management’s Web site, will be available about two hours after the call ends and for at least the following two weeks. This news release, along with other information relating to the call, will be available on the “Investor Relations” section of the Web site.

About Triple-S Management Corporation

Triple-S Management Corporation is an independent licensee of the Blue Cross Blue Shield Association. It is the leading player in the managed care industry in Puerto Rico. Triple-S Management also has the exclusive right to use the Blue Cross Blue Shield name and mark throughout Puerto Rico and the U.S. Virgin Islands. With more than 50 years of experience in the industry, Triple-S Management offers a broad portfolio of managed care and related products in the Commercial and Medicare Advantage markets under the Blue Cross Blue Shield brand through its subsidiary Triple-S Salud, Inc. and effective February 2011, also offers non-branded Medicare products through American Health Inc. In addition to its managed care business, Triple-S Management provides non-Blue Cross Blue Shield branded life and property and casualty insurance in Puerto Rico.

For more information about Triple-S Management, visit www.triplesmanagement.com or contact kwaller@allwayscommunicate.com.

Forward-Looking Statements

This document contains forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include information about possible or assumed future sales, results of operations, developments, regulatory approvals or other circumstances. Sentences that include “believe”, “expect”, “plan”, “intend”, “estimate”, “anticipate”, “project”, “may”, “will”, “shall”, “should” and similar expressions, whether in the positive or negative, are intended to identify forward-looking statements.

All forward-looking statements in this news release reflect management’s current views about future events and are based on assumptions and subject to risks and uncertainties. Consequently, actual results may differ materially from those expressed here as a result of various factors, including all the risks discussed and identified in public filings with the U.S. Securities and Exchange Commission (SEC).

In addition, the Company operates in a highly competitive, constantly changing environment, influenced by very large organizations that have resulted from business combinations, aggressive marketing and pricing practices of competitors, and regulatory oversight. The following factors, if markedly different from the Company’s planning assumptions (either individually or in combination), could cause Triple-S Management’s results to differ materially from those expressed in any forward-looking statements shared here:

•	Trends in health care costs and utilization rates

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•	Ability to secure sufficient premium rate increases

•	Competitor pricing below market trends of increasing costs

•	Re-estimates of policy and contract liabilities

•	Changes in government laws and regulations of managed care, life insurance or property and casualty insurance

•	Significant acquisitions or divestitures by major competitors

•	Introduction and use of new prescription drugs and technologies

•	A downgrade in the Company’s financial strength ratings

•	Litigation or legislation targeted at managed care, life insurance or property and casualty insurance companies

•	Ability to contract with providers consistent with past practice

•	Ability to successfully implement the Company’s disease management, utilization management and Star ratings programs

•	Volatility in the securities markets and investment losses and defaults

•	General economic downturns, major disasters, and epidemics

This list is not exhaustive. Management believes the forward-looking statements in this release are reasonable. However, there is no assurance that the actions, events or results anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on the Company’s results of operations or financial condition. In view of these uncertainties, investors should not place undue reliance on any forward-looking statements, which are based on current expectations. In addition, forward-looking statements are based on information available the day they are made, and (other than as required by applicable law, including the securities laws of the United States) the Company does not intend to update or revise any of them in light of new information or future events.

Readers are advised to carefully review and consider the various disclosures in the Company’s SEC reports.

-FINANCIAL TABLES ATTACHED-

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Condensed Consolidated Balance Sheets

(Dollar amounts in thousands, except per share data)

	Unaudited March 31, 2012	December 31, 2011
Assets

Investments	$1,194,531	$1,153,293
Cash and cash equivalents	135,561	71,834
Premium and other receivables, net	307,463	287,184
Deferred policy acquisition costs and value of business acquired	158,166	155,788
Property and equipment, net	97,924	81,872
Other assets	135,937	130,606

Total assets	$2,029,582	$1,880,577

Liabilities and Stockholders’ Equity

Policy liabilities and accruals	$928,741	$836,029
Accounts payable and accrued liabilities	272,432	253,202
Long-term borrowings	127,736	114,387

Total liabilities	1,328,909	1,203,618

Stockholders’ equity:
Common stock	28,433	28,365
Other stockholders equity	671,882	648,594

Total Triple-S Management Corporation stockholders’ equity	700,315	676,959

Noncontrolling interest in consolidated subsididary	358	—

Total stockholders’ equity	700,673	676,959

Total liabilities and stockholders’ equity	$2,029,582	$1,880,577

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Condensed Consolidated Statements of Earnings

(Dollar amounts in thousands, except per share data)

	For the Three Months Ended March 31,
	Unaudited 2012	Historical 2011
Revenues:
Premiums earned, net	$547,304	$485,271
Administrative service fees	27,524	6,595
Net investment income	11,192	11,798
Other operating revenues	1,047	—

Total operating revenues	587,067	503,664

Net realized investment gains	1,678	5,893
Net unrealized investment loss on trading securities	—	(1,141)
Other income (expense), net	1,070	14

Total revenues	589,815	508,430

Benefits and expenses:
Claims incurred	475,644	402,573
Operating expenses	102,506	82,711

Total operating costs	578,150	485,284

Interest expense	2,558	3,127

Total benefits and expenses	580,708	488,411

Income before taxes	9,107	20,019

Income tax expense	1,607	9,649

Net income	$7,500	$10,370

Less: Net loss attributable to the noncontrolling interest	14	—

Net income attributable to Triple-S Management Corporation	$7,514	$10,370

Basic net income per share	$0.27	$0.36

Diluted earnings per share	$0.26	$0.36

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Condensed Consolidated Statements of Cash Flows

(Dollar amounts in thousands, except per share data)

	For the Three Months Ended March 31,
	Unaudited 2012	Historical 2011
Net cash provided by operating activities	$74,161	$101,387

Cash flows from investing activities:
Proceeds from investments sold or matured:
Securities available for sale:
Fixed maturities sold	29,843	14,986
Fixed maturities matured/called	35,482	33,964
Equity securities	22,649	9,458
Securities held to maturity:
Fixed maturities matured/called	300	181
Acquisition of investments:
Securities available for sale:
Fixed maturities	(62,487)	(32,224)
Equity securities	(40,652)	(29,134)
Securities held to maturity:
Fixed maturities	(300)	—
Net inflows / (outflows) for policy loans	69	(11)
Acquisition of business, net of cash acquired of $816 and $29,370 in the three months ended March 31, 2012 and 2011, respectively	(2,685)	(54,058)
Net capital expenditures	(2,783)	(3,977)

Net cash used in investing activities	(20,564)	(60,815)

Cash flows from financing activities:
Change in outstanding checks in excess of bank balances	5,539	3,454
Payments of short-term borrowings, net	—	(15,575)
Repayments of long-term borrowings	(490)	(410)
Repurchase and retirement of common stock	—	(1,557)
Proceeds from policyholder deposits	6,492	1,824
Cash settlements of stock options	—	(1,259)
Proceeds from exercise of stock options	316	94
Surrenders of policyholder deposits	(1,727)	(1,776)

Net cash used in financing activities	10,130	(15,205)

Net increase in cash and cash equivalents	63,727	25,367
Cash and cash equivalents, beginning of period	71,834	45,021

Cash and cash equivalents, end of period	$135,561	$70,388

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